Exhibit (j)


                               CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "LEGAL COUNSEL" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of HealthShares(TM), Inc. as filed with the Securities and Exchange Commission on or about September 1, 2006.


/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
September 1, 2006